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                                   EXHIBIT 12

                              THE GILLETTE COMPANY

                       RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                 THREE MONTHS    THREE MONTHS
                                                                    ENDED            ENDED
Dollars in millions                                             MARCH 31, 2005  MARCH 31, 2004   2004   2003   2002   2001   2000
--------------------------------------------------------------  --------------  --------------   -----  -----  -----  -----  -----
EARNINGS:
         Income from continuing operations before income taxes       $ 625            530        2,384  1,964  1,752  1,342  1,288
         Interest expense                                               17             12           54     54     84    145    223
         Interest portion of rental expense                              9             10           36     41     43     31     25
         Amortization of capitalized interest                            3              2            9     10     10      9      6
                                                                     -----           ----        -----  -----  -----  -----  -----
         Earnings available for fixed charges                        $ 654            554        2,483  2,069  1,889  1,527  1,542
                                                                     =====           ====        =====  =====  =====  =====  =====

FIXED CHARGES:
         Interest expense                                            $  17             12           54     54     84    145    223
         Interest capitalized                                            1              1            4      2      4     11     23
         Interest portion of rental expense                              9             10           36     41     43     31     25
                                                                     -----           ----        -----  -----  -----  -----  -----
         Total fixed charges                                         $  27             23           94     97    131    187    271
                                                                     =====           ====        =====  =====  =====  =====  =====

Ratio of Earnings to Fixed Charges                                    24.2           24.1         26.4   21.4   14.5    8.2    5.7
                                                                     =====           ====        =====  =====  =====  =====  =====
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